Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 25, 2015 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Viavi Solutions Inc.’s Annual Report on Form 10-K for the year ended June 27, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 11, 2016